UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 24, 2003

                       Broadleaf Capital Partners, Inc.
              (Exact name of Registrant as specified in charter)


              Nevada                    814-00175         87-0490034
    (State or other jurisdiction      (Commission     (I.R.S. Employer
         of incorporation)            File Number)     Identification)

          7341 W. Charleston Blvd., Suite 140, Las Vegas, Nevada89117
             (Address of principal executive offices)      (Zip Code)

     Registrant's telephone number, including area code:   (702) 736-1560


         (Former name or former address, if changed since last report)



ITEM 5. OTHER ITEMS

The Slagter v. Peacock Real Estate Development, et. al, complaint was filed on July 7, 2000 in Superior Court, County of San Diego. The court entered judgment in favor of Slagter on or about April 10, 2001 in the amount of $1,345,404.50. There have been numerous attempts to reach a compromise and settlement of the judgment by the Company. On September 18, 2003 the Board of Directors approved a settlement with Slagter as follows: $200,000.00 in the form of 20,000,000 shares valued at .01 of the Company's Common Stock. The Company has the option to repurchase 10,000,000 shares from Mr. Slagter at a price of .005 per shares for a period of up to one year from the date of the executed Settlement Agreement. At Mr. Slagter's stipulation and as a part of the settlement, 9,435,680 shares valued at $0.025 of the Company's Common Stock has been issued to Robert Braner, CEO of the Company, for accrued and unpaid compensation as of June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 2003

                              Broadleaf Capital Partners, Inc.


                              By:
                              /s/ Robert A. Braner
                              -------------------------------------
                              Robert A. Braner, CEO